As filed with the Securities and Exchange Commission on April 23, 1998

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported) April 21, 1998


                                  CAPITAL TRUST
                                  -------------
             (Exact name of registrant as specified in its charter)


California                       1-8063                               94-6181186
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(State or other                  (Commission                    (I.R.S. Employer
jurisdiction of                  File Number)                Identification No.)
incorporation)


605 Third Avenue, 26th Floor
New York, New York                                                      10016
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(Address of principal executive offices)                              (Zip Code)


                                 (212) 655-0220
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              (Registrant's telephone number, including area code)


--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


707415.6

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ITEM 2.           Acquisition or Disposition of Assets

         On April 21, 1998, the Registrant originated and funded a $36 million junior mezzanine loan (the "Mezzanine Loan") to AGBRI Hexagon, L.P. (the "Borrower") to acquire a portfolio of properties located in Texas and Southern California (the "Portfolio"). The Portfolio includes four office properties containing approximately 1.9 million square feet, a 184-room hotel, and an office/hotel complex comprised of a 140,200 square foot office property and a 291-room hotel. The Mezzanine Loan is secured by a pledge of the ownership interests in the entities that own the Portfolio.

         Proceeds from the Mezzanine Loan, in conjunction with the proceeds from a concurrent senior loan and senior mezzanine loan (collectively, the "Acquisition Loans") obtained by the Borrower from other lenders, were used primarily to acquire the Portfolio and to establish an interest reserve and other reserves required under the loan documents.

         The Mezzanine Loan was funded with existing cash. The Mezzanine Loan has a term of two years and the Borrower may extend the Mezzanine Loan for up to two six-month periods, subject to certain terms and conditions and the payment of an extension fee. The Mezzanine Loan is non-amortizing and bears interest at a specified rate above LIBOR. In addition, at closing, the Borrower purchased from another intermediary an interest rate cap for the Acquisition Loans.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  CAPITAL TRUST
                                   (Registrant)


Date: April 23, 1998              By:   /s/ Edward L. Shugrue III
                                      -------------------------------
                                  Name:  Edward L. Shugrue III
                                  Title: Chief Financial Officer



707415.6

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